UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2013
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reverse Stock Split

On November 27, 2013, Seacoast Banking Corporation of Florida (the “Company”) announced that the Company’s Board of Directors (the “Board”) had approved a 1-for-5 reverse split of its common stock, par value $0.10 per share. The Company’s shareholders previously authorized the Board to approve a reverse stock split at the annual meeting in May 2013. The effective time for the reverse stock split is 12:01 a.m. Eastern Standard Time on December 13, 2013.

A copy of the press release announcing the reverse stock split is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Redemption of Series A Preferred Stock

On November 29, 2013, the Company announced that it had issued a notice to redeem, subject to regulatory approval, all of its 2,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, for an aggregate price of $50 million, the face liquidation amount of the shares, plus approximately $386,000 of accrued but unpaid dividends. The redemption date is anticipated to be December 31, 2013, subject to regulatory approval.

A copy of the press release announcing the reverse stock split is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 27, 2013

99.2	Press Release dated November 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ William R. Hahl
William R. Hahl Executive Vice President and Chief Financial Officer

Date: December 2, 2013